FORM OF AMENDMENT NO. 1
                                     to the
                        ADMINISTRATIVE SERVICES AGREEMENT



      The Administrative Services Agreement dated as of February 3, 1999 by and between E*TRADE Funds on behalf of the series listed on Exhibit A hereto (each a "Fund" and collectively, the "Funds") and E*TRADE Asset Management, Inc., is hereby amended as follows:

      1.    Exhibit A is hereby  amended  and  substituted  with the  attached
Exhibit A;

      2. Section 9 is hereby amended to delete the first sentence of that section and substitute the following language:

      This Agreement shall continue in effect with respect to the E*TRADE S&P 500 Index Fund until February 3, 2001, if not sooner terminated and shall become effective with respect to the E*TRADE Extended Market Index Fund, the E*TRADE Total Bond Index Fund and the E*TRADE Technology Index Fund, as of __________, 1999 and shall continue in effect until ______, 2001, if not sooner terminated.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Administrative Services Agreement to be executed as of __________________, 1999.

                                          E*TRADE  FUNDS (on behalf of the Funds
                                          listed on Exhibit A)

                                          By:________________________________
                                               Name:
                                               Title:


                                          E*TRADE ASSET
MANAGEMENT, INC.

                                          By:________________________________
                                               Name:
                                               Title:





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                                    EXHIBIT A
                                       to the
                        ADMINISTRATIVE SERVICES AGREEMENT



      E*TRADE S&P 500 Index Fund

      E*TRADE Extended Market Index Fund

      E*TRADE Bond Index Fund

      E*TRADE Technology Index Fund

      E*TRADE International Index Fund

      E*TRADE E-Commerce Index Fund